United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 16, 2026

Date of Report (Date of earliest event reported)

A SPAC III Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42401	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Sun’s Group Center, 29th Floor, 200 Gloucester Road, Wan Chai Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (+852) 92589728

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units	ASPCU	The Nasdaq Stock Market LLC
Class A ordinary shares, no par value	ASPC	The Nasdaq Stock Market LLC
Rights	ASPCR	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement between A SPAC III Acquisition Corp. (“the Company”) and A SPAC III (Holdings) Corp. (the “Sponsor”), dated January 16, 2026, the Sponsor has transferred and delivered to the Company 1,499,900 Class B ordinary shares of the Company (the “Class B Shares”) in exchange for 1,499,900 Class A ordinary shares of the Company (the “Class A Shares”) (the “Share Exchange”). The 1,499,900 Class A Shares issued in connection with the Share Exchange are subject to the same restrictions as applied to the Class B Shares before the Share Exchange, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering.

Following the Share Exchange, there are 2,337,481  Class A Shares and 100  Class B Shares issued and outstanding. As a result of the Share Exchange, the Sponsor holds approximately 76.4% of the Company’s outstanding Class A Shares. The issuance of the 1,499,900 Class A Shares has not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 3(a)(9) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A SPAC III ACQUISITION CORP.

Dated: January 23, 2026

	By:	/s/ Claudius Tsang
		Name:	Claudius Tsang
		Title:	Chief Executive Officer